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                                                                   Exhibit 10.16

                          ASSIGNMENT OF PATENT RIGHTS
                          ---------------------------


FOR AND IN CONSIDERATION of the payment of ten dollars ($10 USD) to Guy Cramer and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guy Cramer, whose address for notice and delivery is 1335 Sutherland Ave., Port Coquitlam, B.C., V3B 7G7, and being the holder of the Canadian Patent Pending #2,282,155 and the U.S. Patent Pending #09/661,288, does hereby transfer and assign seventy-five percent (75%) of his rights, title and interest in and to Canadian Patent Pending #2,282,155 and U.S. Patent Pending #09/661,288 equally to Robert Dymont, S.O. (Roy) Tjelta and Gino Gemma.

IN WITNESS WHEREOF, Guy Cramer has executed effective the 1/st/ day of March, 2000.


/s/ Guy Cramer
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GUY CRAMER